UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2006
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 14, 2006, one-half of the following equity awards for fiscal 2006 were granted to the Company’s executive officers as approved by the Executive Compensation Committee (the “Committee”) of its Board of Directors:

	Annual Targeted Long-	Stock	Restricted
	Term Incentive	Options	Stock
H.O. Woltz III President and Chief Executive Officer	$325,000	$162,500	$162,500

Michael C. Gazmarian Chief Financial Officer and Treasurer	145,000	72,500	72,500

Gary D. Kniskern Vice President — Administration and Secretary	90,000	45,000	45,000
     The awards were made under the 2005 Equity Incentive Plan of Insteel Industries, Inc. which was approved by the Company’s shareholders at its annual meeting held February 15, 2005. The target levels for 2006 remain unchanged from 2005. The Committee retains the flexibility to grant long-term incentive awards ranging from 0.5x — 1.5x the targeted level based upon company and individual performance.
     The number of options granted will be based on their fair market value with the exercise price set equal to fair market value as of the date of the grant. The options will have a ten-year term and vest ratably over a three-year period. The number of shares of restricted stock granted will be based on the Company’s stock price as of the date of the grant and will vest 100% three years from the date of the grant. The remaining one-half of the awards will be granted in August 2006.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 16, 2006, Gary D. Kniskern, Vice President — Administration and Secretary of the Company announced his plans to retire as an employee of the Company effective January 12, 2007. Mr. Kniskern, 60, has been Secretary of the Company since 1984 and was elected Vice President — Administration in 1994. He has served in various capacities with the Company for more than 26 years. Mr. Kniskern plans to retire for personal reasons.
Item 8.01. Other Events.
     On February 14, 2006, the Board of Directors changed the chairmanship of its Audit Committee and its Executive Compensation Committee as part of its rotation policy. The members of each committee remain otherwise unchanged. Gary L. Pechota will now chair the Audit Committee and William J. Shields will now chair the Executive Compensation Committee. The members of the Audit Committee are Mr. Pechota (chairman and financial expert), Louis E. Hannen and W. Allen Rodgers II. The members of the Executive Compensation Committee are Mr. Shields (chairman), Charles B. Newsome and C. Richard Vaughn.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Registrant

Date: February 17, 2006	By:	/s/	H.O. Woltz III

H.O. Woltz III
President and Chief Executive Officer

Date: February 17, 2006	By:	/s/	Michael C. Gazmarian

Michael C. Gazmarian
Chief Financial Officer and Treasurer